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                                                                    EXHIBIT 99.4

MATTEL, INC. AND SUBSIDIARIES

FIVE-YEAR FINANCIAL SUMMARY

                                  For the Year Ended December 31, (a)(b)(c)
                          ----------------------------------------------------------
                             2001        2000        1999        1998        1997
                          ----------  ----------  ----------  ----------  ----------
                              (In thousands, except per share and percentage
                                               information)
Operating Results:
Net sales(c) ...........  $4,687,924  $4,565,489  $4,502,769  $4,579,494  $4,646,375
Gross profit(c).........   2,148,934   1,993,242   2,067,240   2,154,502   2,224,090
  % of net sales(c).....        45.8%       43.7%       45.9%       47.0%       47.9%
Operating profit (d)....     585,142     378,403     301,773     570,279     515,212
  % of net sales(c).....        12.5%        8.3%        6.7%       12.5%       11.1%
Income from continuing
 operations before
 income taxes,
 cumulative effect of
 change in accounting
 principles and
 extraordinary item.....     430,010     225,424     170,164     459,446     425,082
Provision for income
 taxes..................     119,090      55,247      61,777     131,193     135,288
Income from continuing
 operations before
 cumulative effect of
 change in accounting
 principles and
 extraordinary item.....     310,920     170,177     108,387     328,253     289,794
Loss from discontinued
 operations (a).........         --     (601,146)   (190,760)   (122,200)   (467,905)
Cumulative effect of
 change in accounting
 principles.............     (12,001)        --          --          --          --
Extraordinary item-loss
 on early retirement of
 debt...................         --          --          --          --       (4,610)
Net income (loss).......     298,919    (430,969)    (82,373)    206,053    (182,721)
Income (Loss) Per Common
 Share (e):
Income (loss) per common
 share--Basic
  Income from continuing
   operations...........        0.72        0.40        0.25        0.82        0.76
  Loss from discontinued
   operations (a).......         --        (1.41)      (0.46)      (0.31)      (1.27)
  Cumulative effect of
   change in accounting
   principles...........       (0.03)        --          --          --          --
  Extraordinary item....         --          --          --          --        (0.01)
  Net income (loss).....        0.69       (1.01)      (0.21)       0.51       (0.52)
Income (loss) per common
 share--Diluted
  Income from continuing
   operations...........        0.71        0.40        0.25        0.76        0.74
  Loss from discontinued
   operations (a).......         --        (1.41)      (0.45)      (0.29)      (1.24)
  Cumulative effect of
   change in accounting
   principles...........       (0.03)        --          --          --          --
  Extraordinary item....         --          --          --          --        (0.01)
  Net income (loss).....        0.68       (1.01)      (0.20)       0.47       (0.51)
Dividends Declared Per
 Common Share (e).......        0.05        0.27        0.35        0.31        0.27
                                          As of Year End (a)(b)
                          ----------------------------------------------------------
                             2001        2000        1999        1998        1997
                          ----------  ----------  ----------  ----------  ----------
                                              (In thousands)
Financial Position:
Total assets............  $4,540,561  $4,313,397  $4,673,964  $4,612,770  $3,915,059
Long-term liabilities...   1,205,122   1,407,892   1,145,856   1,124,756     808,297
Stockholders' equity....   1,738,458   1,403,098   1,962,687   2,170,803   1,933,338

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(a) Financial data for 1997 through 1999 reflect the retroactive effect of the merger, accounted for as a pooling of interests, with The Learning Company, Inc. ("Learning Company") in May 1999. As more fully described in Note 13 to the Consolidated Financial Statements, the Consumer Software segment, which was comprised primarily of Learning Company, was reported as a discontinued operation effective March 31, 2000, and the consolidated financial statements were reclassified to segregate the net investment in, and the liabilities and operating results of the Consumer Software segment.

(b) Consolidated financial information for 1997 has been restated retroactively for the effects of the March 1997 merger with Tyco Toys, Inc. ("Tyco"), accounted for as a pooling of interests.

(c) In first quarter 2002, Mattel implemented Emerging Issues Task Force Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer. Net sales, gross profit and advertising and promotion expenses have been restated to reflect the reclassification of sales incentives or certain consideration offered by Mattel to its vendors as a result of implementing this Issue.

(d) Represents income from continuing operations before interest expense and provision for income taxes.

(e) Per share data reflect the retroactive effect of the mergers with Learning Company and Tyco in 1999 and 1997, respectively.